EXHIBIT 10.3

                                                          Date:



                                    Option Granted

                                         by

                                   LASERTRON, INC.

                         (hereinafter called the "Company")


                                          to


                              [Name of Option Holder]

                         (hereinafter called the "Holder")


                                      under the


                          1982 INCENTIVE STOCK OPTION PLAN


                                     WITNESSETH:


  For valuable consideration, the receipt of which is hereby acknowledged, the Company hereby grants to the Holder the following option:

  FIRST: Subject to the terms and conditions hereinafter set forth, the Holder is hereby given the right and option to purchase from the Company at the option price of $----- per share an aggregate of ----- shares of Common Stock of the Company (par value $.01 per share) at the time and in the manner hereinafter stated. The Holder shall have the right and option to purchase hereunder any or all of such shares as follows:

  (a) --- percent of the shares during the period beginning -------- and ending ----------;

  (b) an additional --- percent of the shares during the period beginning ---------- and ending ----------; and

  (c) an additional --- percent of the shares during the period beginning ---------- and ending ----------.

The right to purchase shares hereunder shall be cumulative.

  Purchase of any shares hereunder shall be made by (a) cash, certified check, bank draft or postal or express money order payable to the order of the Company, or (b) with the consent of the Company, shares of Common Stock of the Company having a fair market value equal to the option price of such shares, or (c) with the consent of the Company, a combination of (a) and
(b). For the purpose of the preceding sentence, the fair market value of the shares of Common Stock so delivered to the Company shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

  SECOND: As a condition precedent to any exercise of this option, the Holder (or if any other individual or individuals are exercising this option, such individual or individuals) shall deliver to the Company an investment letter in form satisfactory to the Company's counsel which shall contain, among other matters, a statement in writing that the option is then being exercised only with a view to investment in, and not with a view to the disposition of, the shares with respect to which the option is then being exercised; that the Holder and/or his/her attorneys, accountants, and/or analysts have fully investigated the Company and the business and financial conditions concerning it and have knowledge of the Company's then current corporate activities and financial condition; and that the Holder believes that the nature and amount of the shares being purchased by him/her are consistent with his/her investment objectives, abilities and resources. The restriction imposed by this paragraph and any investment representation made pursuant to this paragraph shall be inoperative upon the registration with the Securities and Exchange Commission of the stock subject to this option or acquired through the exercise of this option.

  THIRD: Upon the purchase of any shares hereunder, the Company will deliver or cause to be delivered to the Holder (or if any other individual or individuals are exercising this option, to such individual or individuals) at the office of the Company a certificate or certificates for the number of shares with respect to which the option is then being exercised, registered in the name or names of the individual or individuals exercising the option, either alone or jointly with another person or persons with rights of survivorship, as the individual or individuals exercising the option shall prescribe in writing to the Company at or prior to such purchase, against payment of the option price of such shares; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Holder (or the individual or individuals exercising this option) to take any action in connection with the shares then being purchased, the date for the delivery of the certificates for such shares shall be extended for the period necessary to take and complete such action.

  FOURTH: If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of shares of stock subject to this option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this option, for the same aggregate consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment had he exercised this option in full immediately prior to such event.

  After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, the Holder shall, at no additional cost, be entitled upon exercise of this option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which this option shall then be so exercisable, the number and class of shares of stock or other securities to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which this option shall be so exercised.

  If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while this option remains outstanding, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, the Holder of this option shall be entitled, upon exercise of this option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Board of Directors may accelerate the time for exercise of this option, so that from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, this option shall be exercisable in full; or (iii) this option may be canceled by the Board of Directors as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to the Holder and (y) the Holder shall have the right to exercise this option to the extent that the same is then exercisable or, if the Directors shall have accelerated the time for exercise of this option pursuant to clause (ii) above, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or acquisition.

  Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

  FIFTH: No person shall, by virtue of the granting of this option to the Holder, be deemed to be a holder of any shares purchasable under this option or to be entitled to the rights or privileges of a holder of such shares unless and until this option has been exercised with respect to such shares and they have been issued pursuant to that exercise of this option.

  The Company shall, at all times while any portion of this option is outstanding, reserve and keep available, out of shares of its authorized and unissued stock or reacquired shares, a sufficient number of shares of its Common Stock to satisfy the requirements of this option; shall comply with the terms of this option promptly upon exercise of the option rights; and shall pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this option.

  SIXTH: This option is not transferable by the Holder otherwise than by will or the laws of descent and distribution.

  This option is not exercisable while there is outstanding (within the meaning of Section 422A(c)(7) of the Internal Revenue Code) any incentive stock option which was granted to the Holder prior to the grant of this option, to purchase stock in the Company or in a corporation which, at the time of granting of this option, was a parent or subsidiary corporation of the Company, or was a predecessor corporation of any such corporations.

  This option is exercisable, during the Holder's lifetime, only by him, and by him only while he is an employee of the Company or of a parent or subsidiary of the Company, except that in the event the employment of the Holder terminates without cause and other than for death or retirement in good standing from the employ of the Company or such parent or subsidiary for reasons of age or disability under the then established rules of such corporation, the Holder shall have the right to exercise this option within thirty (30) days after the date he so ceases to be an employee of the Company or such parent or subsidiary (but not later than the expiration date of this option) with respect to the shares which were purchasable by him by exercise of this option at the time of such cessation of employment.
 In the event of the retirement of the Holder in good standing for reasons of age or disability under the then established rules of the Company or a parent or subsidiary of the Company, the Holder shall have the right to exercise this option at any time within ninety (90) days after his retirement (but not after the termination date of this option) with respect to the shares which were purchasable by the Holder at the date of his retirement. In the event of the death of the Holder while he has the right to exercise this option, his executors, administrators, heirs or legatees, as the case may be, shall have the right to exercise this option at any time within one hundred eighty (180) days after his death (but not after the termination date of this option) with respect to the shares which were purchasable by the Holder at the date of his death.

  SEVENTH: Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered at the office of the Treasurer of the Company, 37 North Avenue, Northwest Park, Burlington, Massachusetts 01803, or such other address as the Company may hereafter designate, or when deposited in the mail, postage prepaid, addressed to the attention of the Treasurer of the Company at such office or other address.

  Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

  EIGHTH: This option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that he will not exercise the option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof.

  This option is and shall be subject in every respect to the provisions of the 1982 Incentive Stock Option Plan of Lasertron, Inc., as amended from time to time, which is incorporated herein by reference and made a part hereof.

  IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the effective date.

                                       LASERTRON, INC.


                                       By:
                                          --------------------
                                          President


ATTEST:  (SEAL)

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Clerk